As filed with the Securities and Exchange Commission on May 21, 1996.
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933



                            PATRICK INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          INDIANA                            35-1057796
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)           Identification No.)

                             1800 SOUTH 14TH STREET
                                  P.O. BOX 638
                             ELKHART, INDIANA 46515
                    (Address of Principal Executive Offices)

                            PATRICK INDUSTRIES, INC.
                            1987 STOCK OPTION PROGRAM
                            (Full Title of the Plan)

                                 KEITH V. KANKEL
                             VICE PRESIDENT-FINANCE
                            PATRICK INDUSTRIES, INC.
                                  P.O. BOX 638
                             ELKHART, INDIANA 46515
                     (Name and Address of Agent For Service)

                                 (219) 294-7511
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                         Proposed    Proposed
      Title of                           Maximum      Maximum
     Securities              Amount       Offering    Aggregate     Amount of
        to be                to be         Price      Offering    Registration
     Registered          Registered(1)  Per Share(2)  Price(2)        Fee

Common Stock (without
par value) including     442,058 Shares   $12.8125    $5,663,868     $1,953
Preferred Share
Purchase Rights(3)

(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq-National Market System on May 15, 1996.

(3) Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be evidenced separately from the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents are incorporated by reference into this registration statement:

	  (1) The previously filed Registration Statement, file no. 33-2900, on Form S-8 covering Common Stock to be issued pursuant to the 1987 Stock Option Program.

          (2) Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, which has heretofore been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (3) The Company's quarterly report on Form 10-Q for the quarterly period ended March 31, 1996, filed by the Company with the Commission pursuant to the 1934 Act.

          (4) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

          (5) The description of Registrant's Preferred Share Purchase Rights contained in Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the 1934 Act.

          All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Article XIII of the By-laws of the Registrant provides for the indemnification by the Registrant of each director, officer or employee of the Registrant or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Registrant or any of its subsidiaries. In addition, Sections 23-1-37-1 to 15 of the Indiana Business Corporation Law specifically empowers the Registrant to indemnify, subject to the standards therein prescribed, any director or officer in connection with any action, suit or proceeding brought or threatened by reason of the fact that he is or was a director or officer of the Registrant.

          Registrant maintains directors and officers liability insurance covering all directors and officers of the Registrant against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana, on the 17th day of May, 1996.

                                   PATRICK INDUSTRIES, INC.


                                   By:  /s/ Mervin D Lung
                                      Mervin D. Lung,
                                      Chairman of the Board and Chief Executive
                                      Officer


                                POWER OF ATTORNEY

          We, the undersigned officers and directors of Patrick Industries, Inc. hereby severally constitute Mervin D. Lung and Keith V. Kankel, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Patrick Industries, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of May, 1996.

           Signature                       Title


      /s/ Mervin D. Lung           Chairman of the Board, Chief
        Mervin D. Lung               Executive Officer and Director

       /s/ David D. Lung           President, Chief Operating Officer
         David D. Lung               and Director

      /s/ Keith V. Kankel          Vice President-Finance,
        Keith V. Kankel              Principal Accounting Officer and Director

      /s/ Thomas G. Baer           Vice President-Operations and Director
        Thomas G. Baer

     /s/ Harold E. Wyland          Vice President-Sales and Director
       Harold E. Wyland

      /s/ Clyde H. Keith           Director
        Clyde H. Keith

    /s/ Merlin D. Knispel          Director
       Merlin D. Knispel

      /s/ Dorothy M. Lung          Director
        Dorothy M. Lung

    /s/ John H. McDermott          Director
       John H. McDermott

     /s/ Robert C. Timmons         Director
       Robert C. Timmins



                                  EXHIBIT INDEX

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.


Exhibit Number                   Description

  4.1          * Amended Articles of Incorporation of Registrant (Exhibit 3(a)
                 to Registrant's Form 10-K/A-1 for 1992).

  4.2          * By-laws of Registrant (Exhibit 3(b) to Registrant's Form
                 10-K/A-1 for 1992).

  4.3          * Preferred Share Purchase Rights Agreement (Exhibit 1 to
                 Registrant's Form 8-A dated April 3, 1996).

   5             Opinion (including consent) of McDermott, Will & Emery

   23            Consent of Independent Accountants.